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                                                                   EXHIBIT 23.02




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated October 27, 1998 (except Note 19, as to which the date is November __, 1998) relative to the consolidated financial statements of Concur Technologies, Inc. (the Company) and to the use of our report dated August 14, 1998 relative to the financial statements of 7Software in the Registration Statement (Form S-1 No. 333-62299) and the related Prospectus of the Company.


                                       Ernst & Young LLP

Seattle, Washington
November __, 1998




The foregoing Consent is in the form that will be signed upon shareholder approval of the reverse stock split described in Note 19 to the consolidated financial statements of the Company.


                                       Ernst & Young LLP
Seattle, Washington
November 18, 1998